Exhibit 4.3

                                SECURED TERM NOTE
                                -----------------

FOR VALUE RECEIVED, each of TRINITY LEARNING CORPORATION, a Utah corporation (the "PARENT"), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a "COMPANY" and collectively, the "COMPANIES"), hereby jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT,
Ugland  House,  South  Church Street, George Town, Grand Cayman, Cayman Islands,
Fax: 345-949-8080 (the "HOLDER") or its registered assigns or successors in interest, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), together with any accrued and unpaid interest hereon, on August 31, 2009 (the "MATURITY DATE") if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the "SECURITY AGREEMENT").

The  following  terms  shall  apply  to  this  Secured  Term Note (this "NOTE"):

                                    ARTICLE I
                         CONTRACT RATE AND AMORTIZATION

1.1     Contract  Rate.  Subject  to  Sections 3.2 and 4.10, interest payable on
        --------------
the outstanding principal amount of this Note (the "PRINCIPAL AMOUNT") shall accrue at a rate per annum equal to the "prime rate" published in The Wall
                                                                        --------
Street  Journal  from time to time (the "PRIME RATE"), plus three percent (3.0%)
     ----------
(the "CONTRACT RATE"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than nine percent (9.0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on September 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2     Contract  Rate  Payments.  The  Contract Rate shall be calculated on the
        ------------------------
last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3     Principal  Payments.  Amortizing  payments  of  the  aggregate principal
        -------------------
amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall be made, jointly and severally, by the Companies on January 2, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "AMORTIZATION DATE"). Commencing on the first Amortization Date, the Companies shall make, jointly and severally, monthly payments to the Holder on each Amortization Date, in the "Amount" as is set forth in the table below opposite the "Period" within which the applicable Amortization Date falls, together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Security Agreement and/or any other Ancillary Agreement (collectively, the "MONTHLY AMOUNT").


                                PERIOD     AMOUNT
                                ------     ------
                 January 1, 2007 - December 31, 2007     $42,500
                 -----------------------------------     -------
                 January 1, 2008 - the Maturity Date     $62,500
                 -----------------------------------     -------

Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.

                                   ARTICLE II
                                    REDEMPTION

2.1     Optional  Redemption  in  Cash.  The  Companies  may  prepay  this  Note
        ------------------------------
("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to the sum of (I)(1) one hundred five percent (105%) of the Principal Amount outstanding at such time if such prepayment occurs prior to the first anniversary of the
Closing Date, (2) one hundred three percent (103%) of the Principal Amount outstanding at such time if such prepayment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, or (3) one hundred one percent (101%) of the Principal Amount outstanding at such time if such prepayment occurs thereafter but prior to the Maturity Date plus (II) accrued but unpaid interest thereon and any and all
                ----
other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (the "REDEMPTION AMOUNT") outstanding on the Redemption Payment Date (as defined below). The Companies shall deliver to the Holder a written notice of redemption (the "NOTICE OF REDEMPTION") specifying the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE"), which date shall be within seven (7) business days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

                                   ARTICLE III
                                EVENTS OF DEFAULT

3.1     Events  of  Default.  The  occurrence  of  an Event of Default under the
        -------------------
Security Agreement beyond any applicable grace period shall constitute an event of default ("EVENT OF DEFAULT") hereunder.

3.2      Default  Interest.  Following the occurrence and during the continuance
         -----------------
of an Event of Default, each Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to one percent (1%) per month, and all outstanding obligations under this Note, the Security Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3     Default Payment.  Following the occurrence and during the continuance of
        ---------------
an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of the Companies under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be one hundred twenty percent (120%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Security Agreement, and/or the other Ancillary Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable within three (3) business days of the date that the Holder has demanded payment of the Default Payment pursuant to this Section 3.3.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1     Issuance  of  New Note.  Upon any partial redemption of this Note, a new
        ----------------------
Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Companies to the Holder for the principal balance of this Note and interest which shall not have been paid as of such date. Subject to the provisions of Article III of this Note, the Companies shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

4.2     Cumulative  Remedies.  The remedies under this Note shall be cumulative.
        --------------------

4.3     Failure  or  Indulgence  Not Waiver.  No failure or delay on the part of
        -----------------------------------
the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4     Notices.  Any  notice  herein required or permitted to be given shall be
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in  writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to Laurus Capital Management, LLC, Attn: Portfolio Services, 825 Third Avenue, 17th Floor, New York, New York 10022, facsimile number (212) 541-4410, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.5     Amendment  Provision.  The  term  "Note"  and all references thereto, as
        --------------------
used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6     Assignability.  This  Note  shall  be  binding  upon any Company and its
        -------------
successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

4.7     Cost  of  Collection.  In  case of any Event of Default under this Note,
        --------------------
the Companies shall, jointly and severally, pay the Holder the Holder's reasonable costs of collection, including reasonable attorneys' fees.

4.8     Governing  Law,  Jurisdiction  and  Waiver  of  Jury  Trial.
        -----------------------------------------------------------

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY
                                                     --------
ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER
                                                                         -------
PROVIDED,  THAT  NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE
      --
HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE

A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM
                                                                           -----
NON  CONVENIENS.  EACH  COMPANY  HEREBY  WAIVES PERSONAL SERVICE OF THE SUMMONS,
  -------------
COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9     Severability.  In  the  event that any provision of this Note is invalid
        ------------
or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10     Maximum  Payments.  Nothing  contained  herein  shall  be  deemed  to
         -----------------
establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

4.11     Security Interest.  The Holder has been granted a security interest (i)
         -----------------
in certain assets of the Companies as more fully described in the Security Agreement and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof.

4.12     Construction.  Each  party  acknowledges  that  its  legal  counsel
         ------------
participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.13     Registered  Obligation.  This  Note  is  intended  to  be  a registered
         ----------------------
obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

       [Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Secured Term Note to be signed in its name effective as of this ___ day of August 2006.


TRINITY  LEARNING  CORPORATION



By:__________________________________
     Name:
     Title:

WITNESS:



__________________________________


TRINITY  WORKPLACE  LEARNING  CORPORATION



By:__________________________________
     Name:
     Title:

WITNESS:



__________________________________

                                    EXHIBIT A

                                 OTHER COMPANIES
                                 ---------------

         Trinity Workplace Learning Corporation, a Delaware corporation.